RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED _____ __, 2010 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, INC., THE INFORMATION AGENT.

Equus Total Return, Inc.

Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Class A Common Stock of Equus Total Return, Inc.

Subscription Price: $_____ per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON _______ __, 2010, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights ("Rights") set forth above. Each five (5) whole Rights entitles the holder thereof to subscribe for and purchase one (1) share of Common Stock, with a par value of $0.001 per share, of Equus Total Return, Inc., a Delaware corporation, at a subscription price of $____ per share (the "Basic Subscription Privilege"), pursuant to a rights offering (the "Rights Offering"), on the terms and subject to the conditions set forth in the Prospectus and the "Instructions as to Use of Equus Total Return, Inc. Subscription Rights Certificates" accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Priv-ilege (the "Excess Shares"), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the "Over-Subscription Privilege"). The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each share of Common Stock in accordance with the "Instructions as to Use of Equus Total Return, Inc. Subscription Rights Certificates" that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Equus Total Return, Inc. and the signatures of its duly authorized officers.

Dated:

Executive Chairman
and Principal Executive Officer

Secretary

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.)
TRANSFER AGENT AND REGISTRAR

By:
AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand:	If delivering by mail or overnight courier:
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
6201 15th Avenue	6201 15th Avenue
Brooklyn, New York 11219	Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF BASIC SUBSCRIPTION RIGHTS ONLY

To subscribe for shares pursuant to your Basic Subscription Rights only, please complete the following and sign under Form 5 below.

I apply for ______________ shares x $______ = $______________
(no. of new shares) (subscription price) (amount enclosed)

FORM 2-EXERCISE OF BASIC AND OVER-SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Rights and Over-Subscription Rights, please complete lines (a). (b) and (c) and sign under Form 5 below. To the extent you subscribe for more Shares than you are entitled under the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Over-Subscription Right.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ shares x $______ = $______________
(no. of new shares) (subscription price) (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT

If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares in an amount equal to up to the number of unsubscribed Basic Subscription Rights for which you are otherwise entitled to subscribe pursuant to your Over-Subscription Right:

I apply for ______________ shares x $__________ = $______________
(no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________ **IF NOT ENCLOSING PAYMENT FOR OVER-SUBSCRIPTION RIGHTS, YOU MUST ALSO EXECUTE FORM 3**

METHOD OF PAYMENT (PAYMENT BY CHECK OR BANK DRAFT ONLY)

Please make check or bank draft payable to "American Stock Transfer & Trust Company, as Subscription Agent." **WE WILL NOT ACCEPT WIRE TRANSFERS.**

FORM 3-GUARANTEE OF PAYMENT

I hereby unconditionally and irrevocably guarantee that all sums due under the exercise of basic and over-subscription rights as described in Form 2 shall be paid promptly by me no later than 5:00 p.m., Eastern Standard Time, on the expiration date of the Rights Offering by one of the methods of payment set forth below. I understand that this guarantee is a legally binding commitment and my failure to make the full subscription payment (including payment for the exercise of over-subscription rights) by the expiration date will result in liability to the Fund for such payment, including any costs of collection and reasonable attorney's fees.

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 4-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.

____

____

____

FORM 5-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s): ____

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 6-SIGNATURE GUARANTEE

This form must be completed if you have completed Form 4.

Signature Guaranteed: ______________________________________
(Name of Bank or Firm)

By: ____
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF EQUUS TOTAL RETURN, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP, INC., THE INFORMATION AGENT, AT 1- 800-330-8705.